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                                                                       EXHIBIT 5

THE SHERWIN-WILLIAMS COMPANY
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115

Louis E. Stellato
Vice President, General Counsel and Secretary



                                                               November 22, 1995


The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115-1075

         RE:     REGISTRATION STATEMENT ON FORM S-3 OF THE SHERWIN-WILLIAMS
                 COMPANY

Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation (the "Company"), I am delivering this opinion for use as an Exhibit to the Registration Statement on Form S-3 (the "Registration Statement") relating to shares of Common Stock, par value $1.00 per share, of the Company issued in connection with that certain Agreement and Plan of Reorganization, dated August 11, 1995, by and between the Company and White Lightning Products Corp. With respect thereto, I have examined:

         A. The Registration Statement, including the Exhibits filed therewith and the Prospectus related thereto; and

         B. Such other documents and instruments as I have deemed necessary to render the opinion set forth below.

         Based upon the foregoing, I am of the opinion that shares of Common Stock, when sold pursuant to and in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         I am a member of the Bar of the State of Pennsylvania and do not purport to be an expert in, nor do I express any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States and the laws of the States of Ohio and Pennsylvania.

         I am delivering this opinion solely in connection with the filing of the Registration Statement. This letter may not be relied upon for any other purpose or by any person other than the directors and officers of the Company.
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The Sherwin-Williams Company
November 22, 1995
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         I consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference to me, in my capacity as General Counsel of the Company, under the caption "Legal Opinions" in the Registration Statement.

                                        Very truly yours,

                                        /s/ Louis E. Stellato